Exhibit 24.1

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on February 24, 2010.

GOLF TRUST OF AMERICA, INC.

By:	/s/ M ICHAEL C. P EARCE
Michael C. Pearce
Chief Executive Officer

Each of the undersigned officers and directors of Golf Trust of America, Inc. does hereby constitute and appoint Michael C. Pearce and Tracy S. Clifford, and each of them individually, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ M ICHAEL C. P EARCE	Chief Executive Officer and	February 24, 2010
Michael C. Pearce	Chairman of the Board of Directors (Principal Executive Officer)

/s/ T RACY S. C LIFFORD	Chief Financial Officer and Secretary	February 24, 2010
Tracy S. Clifford	(Principal Financial Officer)

/s/ J ONATHAN M. C OUCHMAN	Director	February 24, 2010
Jonathan M. Couchman

/s/ J AY A. G OTTLIEB	Director	February 24, 2010
Jay A. Gottlieb

/s/ J AN H. L OEB	Director	February 24, 2010
Jan H. Loeb

/s/ W ILLIAM V LAHOS	Director	February 24, 2010
William Vlahos